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                                                                  EXHIBIT 5


                           WYATT, TARRANT & COMBS, LLP
                      500 West Jefferson Street, Suite 2800
                           Louisville, Kentucky 40202





                                   May 2, 2003

Board of Directors
Citizens First Corporation
1805 Campbell Avenue
Bowling Green, Kentucky 42104

               Re:     Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have acted as counsel to Citizens First Corporation, a Kentucky corporation (the "Company"), in connection with the registration statement on Form SB-2, as amended ("Registration Statement"), initially filed on February 14, 2003 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") and the regulations promulgated thereunder. The Registration Statement relates to the proposed issuance by the Company of _______ shares of the Company's common stock, no par value ("Shares").

     In the preparation of this opinion, we have examined and are familiar with the Articles of Incorporation and Bylaws of the Company, as amended, the Registration Statement, including the prospectus contained therein and the exhibits thereto, and the various corporate records and proceedings relating to the organization of the Company and the filing of the Registration Statement. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary and advisable for purposes of our opinion.

     In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

     For purposes of this opinion, we have assumed that, prior to the issuance of any Shares, the Registration Statement, as finally amended, will have become effective under the Act.



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     Based on the foregoing,  it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued and fully paid and nonassessable.

     Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

     We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Shares, and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of such Registration Statement as such may be amended or supplemented. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              WYATT, TARRANT & COMBS, LLP